Exhibit 99.2

priceline.com Incorporated

RECONCILIATION OF GAAP TO PRO FORMA

(unaudited)

(In thousands, except per share data)

RECONCILIATION OF GAAP TO PRO FORMA GROSS PROFIT

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

GAAP Gross Profit	$119,717	$72,231	$401,099	$267,863	$198,155	$145,945

(a) Airline excise tax refund	(15,878)	—	(1,600)	—	—	—
(b) Amortization of acquired intangible assets in Cost of revenues	—	340	1,481	1,988	2,985	—
Pro Forma Gross Profit	$103,839	$72,571	$400,980	$269,851	$201,140	$145,945

RECONCILIATION OF GAAP TO PRO FORMA INTERNATIONAL GROSS PROFIT

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

GAAP International Gross Profit	$46,344	$21,560	$177,379	$66,459	$7,330	$—

(a) Airline excise tax refund	—	—	—	—	—	—
(b) Amortization of acquired intangible assets in Cost of revenues	—	—	121	607	1,395	—
Pro Forma International Gross Profit	$46,344	$21,560	$177,500	$67,066	$8,725	$—

RECONCILIATION OF GAAP TO PRO FORMA DOMESTIC GROSS PROFIT

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

GAAP Domestic Gross Profit	$73,373	$50,671	$223,720	$201,404	$190,825	$145,945

(a) Airline excise tax refund	(15,878)	—	(1,600)	—	—	—
(b) Amortization of acquired intangible assets in Cost of revenues	—	340	1,360	1,381	1,590	—
Pro Forma Domestic Gross Profit	$57,495	$51,011	$223,480	$202,785	$192,415	$145,945

RECONCILIATION OF PRO FORMA DOMESTIC GROSS PROFIT TO PRO FORMA DOMESTIC GROSS PROFIT EXCLUDING ORBITZ

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

Pro Forma Domestic Gross Profit	$57,495	$51,011	$223,480	$202,785	$192,415	$145,945

Orbitz Related Gross Profit	—	(4,525)	(19,518)	(11,728)	(10,683)	—
Pro Forma Domestic Gross Profit Excluding Orbitz	$57,495	$46,486	$203,962	$191,057	$181,732	$145,945

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS TO DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

Domestic Gross Bookings	$478,812	$474,007	$1,972,791	$1,754,329	$1,622,567	$1,101,284

Orbitz Related Gross Bookings	—	(32,025)	(140,471)	(61,175)	(54,531)	—
Domestic Gross Bookings Excluding Orbitz	$478,812	$441,982	$1,832,319	$1,693,155	$1,568,036	$1,101,284

RECONCILIATION OF DOMESTIC GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ TO DOMESTIC NON-AIR GROSS TRAVEL BOOKINGS EXCLUDING ORBITZ

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2007	2006	2006	2005	2004	2003

Domestic Gross Bookings Excluding Orbitz	$478,812	$441,982	$1,832,319	$1,693,155	$1,568,036	$1,101,284

Air Gross Bookings Excluding Orbitz	(183,696)	(201,713)	(808,711)	(817,020)	(779,030)	(537,140)
Domestic Non-Air Gross Bookings Excluding Orbitz	$295,116	$240,269	$1,023,609	$876,135	$789,007	$564,144

(a)                  Airline excise tax refund is recorded in Revenue

(b)                 Amortization of acquired intangible assets is recorded in Cost of revenues